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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sturm, Ruger & Company, Inc. of our report dated February 21, 1997, included in the 1996 Annual Report to Stockholders of Sturm, Ruger & Company, Inc.

Our audits also included the consolidated financial statement schedule of Sturm, Ruger & Company, Inc. and Subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                                  S/ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP


Stamford, Connecticut
February 21, 1997